Commercial Promissory Note
DATE: _December 27, 2018___

PRINCIPAL AMOUNT: $ __1,550,000.00____

INITIAL INTEREST RATE: _________________10.00_%

PROMISE TO PAY.

FOR VALUE RECEIVED, the undersigned:

___The Hubbard Group, LLC______________________________, a company registered in the State of __Virginia__________________, with an address of _56 Foreston Woods Dr._________________, _Stafford, VA 22554______________________________ (the “Borrower”) promises to pay to the order of:

___Red Oak Capital Fund II, LLC________________________________, together with any successors and/or its assigns, (hereinafter the "Lender"), having a mailing address of __625 Kenmoor Ave SE, Suite 211______________, ____Grand Rapids, MI 49546____________________ in lawful money of the United States of America, the principal amount of:

 _____One Million Five Hundred Fifty Thousand___________________________________ Dollars ($_1,550,000.00____________) (the “Initial Principal Balance”), together with interest (as described in the “Interest Calculation Method”) on the unpaid principal balance; calculated on a per diem basis, based upon a 365-day year, as defined in Section 1 below, from this date forward, payable as follows:
(i)
Consecutive monthly installments of a minimum amount based upon the Interest Calculation Method (the Monthly Payment”);

(ii)
Payment commencing thirty (30) days from the date hereof and on the same day of each month hereafter (the "Payment Date");

(iii)
A final payment equal to the full unpaid principal balance and all unpaid interest, and Expenses if any, shall be due and payable on Due Date.

DEFINITIONS.
For purposes of this Note, the following definitions shall apply:

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

"Obligation" means any obligation hereunder or otherwise of any Obligor to the Lender or to any of its subsidiaries or affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising with respect to the loan evidenced by the Note or any of the loan or collateral security documents; and

"Obligor", “Undersigned” or “Borrower” means the undersigned, any guarantor, endorser, or any other person primarily or secondarily liable hereunder or in respect hereof, including any person or entity who has pledged or granted to the Lender a security interest or other lien in property on behalf of the undersigned to constitute collateral for the Obligations.

“Acceleration” shall mean that date as defined by the term in the Commercial Loan Agreement.

"Debt Service" shall mean, for any period, the sum of the Monthly Payment of the undersigned calculated on an annualized basis.

"Debt Service Coverage Ratio" for any period will mean the ratio of the aggregate Net Operating Income of the undersigned from the Property for such period to the aggregate Debt Service of the undersigned with respect to the Project for such period.

“Due Date” means the earlier of Acceleration, or _December 27, 2019_____________; provided, however, if Borrower exercises its Extension Option, the Due Date shall be the earlier of Acceleration or the Extension Date.

“Event of Default” is an occurrence of Default under the terms and conditions of this Note, and as defined in the Commercial Loan Agreement.

“Expenses” means those costs, fees, expenses or other disbursements incurred, necessary or made, for or on behalf of Borrower. This may also mean incurred payments or costs associated with taxes, insurance, litigation, inspections, or any expense related to an Event of Default.

“Extension Option” means the option provided to the Borrower to exercise and extend the duration of this Note based upon the terms and conditions described in the Section below.

“Extension Date” shall mean the ending calendar date of the Due Date plus the number of days granted in the Extension Option, if properly requested by Borrower and granted by Lender under the terms of this Note.

“Initial Principal Balance” is the total loan amount extended to Borrower, and subject to the terms of the Commercial Loan Agreement.

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

“Interest Calculation Method” shall mean the calculation method of determining the interest due under the terms of this Note, and as described in Section 1 below.

“Project” means the overall development, corporate, real estate and/or business purposes for which the use of Funds is meant to provide for, and is the basis for the Commercial Loan Agreement and Promissory Note.

"Property" shall mean, collectively, any/all of the real property securing this commercial promissory note or other assets owned by or under the direct ownership control of the Borrower.

"Net Operating Income" for any Property shall mean, for any period, the net income of the undersigned from such Property for such period, after deduction of all costs to operate such Property (including without limitation the costs of utilities, real estate taxes, insurance, management, repair and maintenance), and excluding from such calculation the costs of capital improvements.

Capitalized terms used but not defined in this Promissory Note shall have the respective meanings given them in the text of the Commercial Loan Agreement, dated contemporarily with this Note (the “Agreement”).

1.
PAYMENT TERMS.

1.1           Payments. All payments hereunder shall be made by the Borrower to the Lender in United States currency at the Lender's address specified above (or at such other address as the Lender may designate in writing), on or before 3:00 p.m. Eastern Time (U.S.) on the due date thereof. Payments received by the Lender prior to the occurrence of an Event of Default will be applied first to Expenses and other amounts due hereunder (excluding principal and interest); second, to accrued interest; and third to outstanding principal; after the occurrence of an Event of Default payments will be applied to the Obligations under this Note as the Lender determines in its sole discretion.

1.2
Interest; Interest Calculation Method. The outstanding principal balance of this Note will bear interest (as calculated below) until the Due Date, so long as no Event of Default shall have occurred, computed on a 365/365 (or 366/366 as the case may be) simple interest basis; that is by applying the ratio of the interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable is calculated using this method.

Interest on this Note shall be calculated as follows, dependent upon the status of the loan and the Project, except in the case of Event of Default or the exercising of an Extension Option:
a.
Fixed Rate During Term. The rate of interest shall be fixed at a rate of __10.00_% per annum during the initial term of the Note.

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

b.
Construction Period. Should the Commercial Loan Agreement provide for a Construction Period, then the interest rate shall be calculated at a rate of __N/A______% per annum during that period.

c.
Mini Perm Period. Should the Commercial Loan Agreement provide for a Mini Perm Period, then the interest rate shall be calculated at a rate of ___N/A___% per annum during that period.

d.
Permanent Period. Should the Commercial Loan Agreement provide for a Permanent Loan Period, then the interest rate shall be calculated at a rate of __N/A___% per annum during that period.

To the extent permitted by applicable law, upon and after the occurrence of an Event of Default (whether or not the Lender has accelerated payment of this Note), or in the event of a failure to pay the entire balance due hereunder at the Due Date, interest on principal and overdue interest shall, at the option of the Lender, be payable on demand at a rate per annum (the "Default Rate") equal to five percent (5%) per annum above the rate of interest otherwise payable hereunder. In no event shall the interest rate exceed the maximum rate allowed by law.

Borrower acknowledges that none of the terms and provisions contained in this Note or in any of the documentation entered into in connection herewith shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the Maximum Rate (as such term is hereinafter defined). Borrower or any other party now or later liable for the payment of this Note shall never be required to pay interest on this Note at a rate in excess of the Maximum Rate. As used in this Note, the term “Maximum Rate” means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest rate charged on the indebtedness evidenced by this Note or the other documentation entered into in connection herewith at such time to exceed the maximum amount which Lender would be allowed to contract for, charge, take, reserve or receive under the laws of the State of New York or any other applicable law after taking into account, to the extent required by the laws of the State of New York or any other applicable law, all relevant payments or charges under this Note and the other documentation entered into in connection herewith. The terms and provisions of the other documentation entered into by Borrower in connection with the indebtedness evidenced hereby (collectively, the “Loan Documents”) are incorporated herein by reference with respect to the Maximum Rate and collection of any sums in excess of the Maximum Rate.

1.3
Late Payment. Without limitation of the foregoing Section 1.2, if a payment of principal or interest hereunder is not made in or within fifteen (15) days of its due date, the undersigned will pay on demand a late payment charge equal to ten percent (10%) of the amount of such payment. Nothing in the preceding sentence shall affect the Lender's right to accelerate the maturity of this Note in the event of any default in the payment of this Note. Borrower agrees that the late charge is a reasonable estimate of the administrative costs which the Lender will incur in processing the delinquency. The Lender’s acceptance of a partial payment, late payment and/or of the late charge will not waive any default under this Note or affect the acceleration of this Note (if this Note has been accelerated).

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

1.4
Administration of Payments. Pursuant to a Management Agreement between Borrower and Lender, and the terms and conditions contained therein, some payments made under the terms of this Note may be administered and managed by the Lender on behalf of and for the benefit of the Borrower as permitted by the related Capital Reserve Account. Said Management Agreement shall not however, relieve Borrower of the obligations made hereunder.

1.5           Prepayment. This Note contains a penalty for prepayment. The undersigned may pay all or any portion of the amount owed under this Note earlier than it is due, subject to the following penalties:

(a)
Any payment of principal within the first __6___ months is subject to a penalty of 3% of the unpaid principal balance.

(b)
During the balance of the term, exclusive of six months prior to Due Date, any prepayment amount in excess of 10% of the principal outstanding balance is subject to a penalty of 1% of the unpaid principal balance.

(c)
No prepayment penalty will be due for any principal payments made within 6 months of the Due Date.

Prepayments shall first be applied to any outstanding fees or costs incurred under the terms of this Note, then to outstanding interest, then to the outstanding principal balance. Prepayments shall not relieve Borrower from regular payments required under this Note. No prepayment shall obligate the Lender to re-advance all or any portion thereof.

1.6           Extension Option. The initial Due Date hereunder is __December 27, 2019______ (the “Initial Due Date”), subject however to earlier maturity upon Acceleration after the occurrence of an Event of Default. Notwithstanding the foregoing, Borrower shall have an Extension Option to extend the Initial Due Date for __2_____ period of ____6_____ months (the “Extension Date”), subject to the following terms and conditions:

(a)
Borrower must notify Lender in writing of its election to exercise the Extension Option at least thirty (30) days but not more than ninety (90) days prior to the Initial Due Date, which notice shall be accompanied by a payment to Lender of extension points in an amount of __2_____% of the then outstanding and unpaid principal amount under this Note (which shall be nonrefundable and deemed earned upon receipt by Lender); and

(b)
Upon election of an Extension Option, the interest rate pursuant to Section 1.2 above shall increase by ___1.00______% effective on the Initial Due Date for the term of each Extension Option.

(c)
Lender shall, in its sole and absolute discretion, be satisfied with the operation and performance of the Project for which this Note and related documents are based upon; and

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

(d)
The Guaranty of the indebtedness evidenced by this Note shall be in full force and effect; and

(e)
no Event of Default shall have occurred at any time prior to Borrower requesting the Extension Option; and

(f)
No Event of Default or condition or event with which the passage of time could mature into an Event of Default shall exist either at the time Borrower exercise the Extension Option or at the beginning of the extension period; and

(g)
Borrower and all guarantors of the loan evidenced hereby must provide documentation reasonably evidencing the authority and capacity of the Borrower to extend the term of the loan evidenced hereby and must execute such documentation as is reasonably required by Lender in connection with the extension of the Initial Due Date, including, but not limited to, an amendment to this Note to evidence the extension of the Initial Due Date, a reaffirmation of the Guaranty and all other loan documents, as amended; and

(h)
Borrower must pay Lender’s legal fees and expenses in connection with the extension; and

(i)
no material adverse change, in Lenders sole opinion, shall have occurred in the condition of the Project, the Borrower, or any guarantor or his/its financial position, both at the time Borrower exercises the Extension Option, from and including the Initial Due Date through and including the Extended Due Date, all terms and conditions contained in this Note and other loan documents shall remain in full force and effect to the extent amended as hereinabove provided, and as may be amended pursuant to any written instrument signed by Borrower, the guarantor and Lender, as applicable.

Anything contained within this Note to the contrary notwithstanding, in the event that (i) Borrower does not timely deliver notice to Lender that it desires to exercise the Extension Option and comply with all the terms and conditions precedent set forth in this Note, including, but not limited to, payment of the applicable extension points; and (ii) Borrower does not fully pay the indebtedness evidenced by this Note within thirty (30) days of the Initial Due Date, Borrower shall thereafter be liable to Lender for payment of an “exit fee” in the amount of six percent (6%) of the outstanding principal amount of the Loan on the Initial Due Date, which exit fee shall constitute additional indebtedness hereunder and be in addition to any late payment fee or interest at the default rate.

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

2.
DEFAULTS AND REMEDIES.

2.1           Default. The occurrence of any of the following events or conditions shall constitute an "Event of Default" hereunder:

(a)           (i) failure to pay regularly scheduled periodic installments of principal and interest in or within fifteen (15) days of the date when due under this Note or due under any mortgage securing this Note or due under any other Obligation or (ii) any other default in the performance of this Note or of any other Obligation continuing for more than (30) days after the Lender has provided written notice thereof, unless such cure cannot be completed within such thirty (30) day period, but the undersigned has commenced such cure during such period and, in the reasonable determination of the Lender is diligently pursuing it to completion or (iii) default in the performance of any obligation of any Obligor to others for borrowed money or in respect of any extension of credit or accommodation or under any lease (in the amount of at least $100,000); and the acceleration of such indebtedness;

(b)           failure of any representation or warranty of any Obligor hereunder or under any agreement or instrument constituting or relating to any collateral for the Obligations or of any representation or warranty, or material statement or material information in any documents or financial statements delivered to the Lender in connection herewith to be true and correct;

(c)           default or breach of any condition under any mortgage, security agreement, assignment of lease, or other agreement securing or otherwise relating to any collateral for the Obligations, which continues beyond any applicable notice and cure provisions;

(d)           failure to furnish the Lender within five (5) days of a written request with financial information about, or to permit inspection by the Lender of any books, records and properties of, the undersigned;

(e)           any Obligor generally not paying its debts as they become due;

(f)           dissolution, termination of existence, insolvency, appointment of a receiver or other custodian of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, or any change in control of, any Obligor provided, however that an Obligor shall have ninety (90) days from the commencement thereof to dismiss any such bankruptcy or insolvency proceeding not commenced by an Obligor; or
(g)           material change in the condition or affairs (financial or otherwise) of any Obligor or in the value or condition of any collateral securing this Note which in the reasonable opinion of the Lender will impair its security or increase its risk; or

(h)           any statement, representation or information made or furnished by or on behalf of Borrower or subordinator to the Lender in connection with or to induce the Lender to provide any loan, credit, draw or advance, or any other financial accommodation shall prove to be false or materially misleading when made or furnished.

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

2.2
Remedies. Upon the occurrence of an Event of Default, or at any time thereafter, at the option of the Lender, all Obligations of the undersigned shall become immediately due and payable without notice or demand (“Acceleration”) and, if the Obligations are secured, the Lender shall then have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies provided by agreement or at law or in equity, the rights and remedies of a secured party under the Uniform Commercial Code of New York. All rights and remedies of the Lender are cumulative and in addition to any rights or remedies provided by law or any other agreement, and may be exercised separately or concurrently. No delay by the Lender in the exercise of any right or remedy shall operate as a waiver.

3.
ADVANCES/DRAWS.

3.1           All advances hereunder shall be charged to a loan account in Borrower’s name on Lender’s books, and Lender shall debit to such account the amount of each advance when made and credit to such account the amount of any principal repayment hereunder. Lender’s books and records and any statement of account rendered by Lender to Borrower shall be prima facie evidence of the advances owing to Lender by Borrower hereunder.

3.2           All advances hereunder are subject to Lender approval and review of applicable supporting documentation, contracts, receipts, invoices, change orders, and verification of current, proposed or past use of funds. Borrower consents to provide any records, sworn statements, lien waivers or other documentation as requested by Lender, and submit to inspection for verification of use of funds if requested by Lender at Borrower expense.

3.3           Lender may from time to time issue a written statement of account to Borrower setting forth the Borrowers’ loan balance in said loan account which shall be deemed to be correct and accepted by and binding upon Borrower, unless lender discovers an error or Lender receives a written statement of exceptions within ten (10) days after which such statement has been rendered to Borrower.

4.
DEBT SERVICE COVERAGE RATIO.

4.1           Lender acknowledges that the Project requires a development period of time in which to stabilize the Project income. Other than during a Construction Period, the undersigned will not permit at the end of any 12-month period commencing with the 12-month period following the date of this Note, the Debt Service Coverage Ratio with respect to such period to be less than 1.00, unless approved by Lender in writing.

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

4.2           If the Debt Service Coverage Ratio is calculated to be less than 1.00 at any time, the Lender shall give notice thereof to the undersigned and, if demanded by the Lender the undersigned will either, at the undersigned’s election (i) pay down the unpaid principal due pursuant to the terms of this Note in an amount which will achieve the required 1.00 ratio, or (ii) deposit with, and pledge to the Lender such other funds or collateral as may be reasonably acceptable to the Lender (the “Additional Funds”) and for such period so that, in either case the undersigned shall again comply with the Debt Service Coverage Ratio. The Additional Funds shall be treated as income from the Property for the purposes of determining compliance with the Debt Service Coverage Ratio. The Additional Funds shall be released to the undersigned only when the Debt Service Coverage Ratio complies with the requirements hereof without including the Additional Funds in the calculation hereof.

5.
CAPITAL RESERVE ACCOUNT.

5.1
Upon the execution hereof, and pursuant to the Capital Management Account Agreement, the undersigned shall deposit an amount as determined by Lender, with the Lender to establish a Capital Reserve Account. The monthly payments of principal and interest due pursuant to the terms of this Note shall be paid with funds deposited in the Capital Reserve Account as permitted under the Agreement.

5.2
Lender has established minimum requirements in the Capital Reserve Account set forth as per the Capital Management Agreement. Other than as required to meet the minimum payment obligations under this Note, payment from or disbursement of funds in this account shall require the prior approval by the Lender of a written requisition from the undersigned in such form and with such supporting documentation, as the Lender may reasonably require.

6.
NO OTHER DEBT.

The undersigned will not incur, assume or otherwise become liable, contingently or otherwise, directly or indirectly, for any indebtedness (other than this commercial promissory note, and trade obligations in the ordinary course of business), in any amount greater than $100,000 in the aggregate if unsecured or if secured by property other than the Property, without the prior written consent of the Lender.

7.
GUARANTORS.

The indebtedness evidenced by this Note may be secured by one or more guarantors, of which are evidenced by separate contemporaneously executed documents.

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

8.
COLLATERAL.

8.1
This Note and any present or future indebtedness or liability of Borrower to the Lender, whether joint or several, contingent or absolute (collectively “Indebtedness”), are, to the extent permitted by law, secured by, and Borrower grants to the Lender a security interest in, all property of such entity from time to time in the possession of the Lender. This Note shall also be secured by and in accordance with the terms of any mortgage, security agreement, pledge, assignment or other agreement executed by Borrower from time to time to or for the benefit of the Lender. All property described hereto securing the Indebtedness is referred to as the “Collateral”.

8.2           The undersigned grants to the Lender, as security for the full and punctual payment and performance of the Obligations, a continuing lien on and security interest in the Capital Reserve Account, any or all real property held in the name of, or an interest in, by the Borrower (as evidenced by accompanying Mortgage), all securities or other property belonging to the undersigned now or hereafter held by the Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Lender to the undersigned or subject to withdrawal by the undersigned; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Lender is hereby authorized at any time and from time to time, without notice to the undersigned (any such notice being expressly waived by the undersigned) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the Obligations of the undersigned, whether or not the Lender shall have made any demand under this Note and although such Obligations may be contingent or unmatured.

9.
MISCELLANEOUS.

9.1           Waiver; Amendment. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right or amendment hereto shall be effective unless in writing and signed by the Lender nor shall a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. Without limiting the generality of the foregoing, the acceptance by the Lender of any late payment shall not be deemed to be a waiver of the Event of Default arising as a consequence thereof. Each Obligor waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note or of any collateral for the Obligations, and assents to any extensions or postponements of the time of payment or any and all other indulgences under this Note or with respect to any such collateral, to any and all substitutions, exchanges or releases of any such collateral, or to any and all additions or releases of any other parties or persons primarily or secondarily liable hereunder, which from time to time may be granted by the Lender in connection herewith regardless of the number or period of any extensions.

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

9.2           Loan Agreement. The provisions of the Commercial Loan Agreement executed on even date herewith by and between Lender and Borrower (“Loan Agreement”) are incorporated herein to the extent not expressly inconsistent with the provisions of the Note, the same as if they were fully set forth in this Note, provided, however, in the event of any such inconsistency, the term or provision more favorable to Lender, as determined by Lender in its sole and absolute discretion shall apply.

9.3           Expenses. The undersigned will pay on demand all expenses of the Lender in connection with the preparation, administration, default, collection or enforcement of this Note or any collateral for the Obligations, or any waiver or amendment of any provision of any of the foregoing, including, without limitation, reasonable attorneys' fees of outside legal counsel, and including without limitation any reasonable fees or expenses associated with any bankruptcy, reorganization, insolvency or other similar proceeding, travel or other costs relating to any appraisals, examinations, administration of the Obligations or any collateral therefore, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an Obligation secured by any such collateral. Any reference in this Note to attorney fees shall mean fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

9.4           Lender Records. The entries on the records of the Lender (including any appearing on this Note) shall be prima facie evidence of the aggregate principal amount outstanding under this Note and interest accrued thereon.

9.5                      Financial Information. The undersigned shall furnish the Lender from time to time with such unaudited financial statements (including information contained in Section 9.5(a) below) and other information relating to any Obligor or any collateral securing this Note as the Lender may reasonably require. Financial information about the undersigned furnished to the Lender shall be true and correct and fairly represent the financial condition of the undersigned as of the date(s) furnished and the operating results of the undersigned for the periods for which the same are furnished. The undersigned shall permit representatives of the Lender to inspect its properties and its books and records, and to make copies or abstracts thereof:

(a)
on or before the date (each, a "Reporting Date") that is ninety (90) days after the end of each fiscal year, commencing with the fiscal year end: (i) an operating statement setting forth the income and expenses with respect to the Property, and (ii) copies of the income tax returns for the undersigned, together with all schedules attached thereto; and (b) such other a financial information as the Lender may reasonably request from time to time; in each case in scope and detail reasonably satisfactory to the Lender and signed and dated by the undersigned.

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

9.6           Governing Law; Consent to Jurisdiction. This Note is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of Michigan, without regard to its conflicts of laws rules. The undersigned agrees that any suit for the enforcement of this Note may be brought in the courts of Michigan or any Federal Court sitting in such State and consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon the undersigned by mail at the address specified below. The undersigned hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

9.7           Severability, Authorization to Complete; Paragraph Headings. If any provision of this Note shall be invalid, illegal or unenforceable, such provisions shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Lender is hereby authorized, without further notice, to complete any blank spaces on this Note, and to date this Note as of the date funds are first advanced hereunder. Paragraph headings are for the convenience of reference only and are not a part of this Note and shall not affect its interpretation.

9.8           Mediation of Disputes. Except as otherwise provided in this Agreement and in the case of Default, in any controversy between the parties or any dispute over the provisions of this Agreement, if the parties cannot resolve the dispute to their mutual satisfaction, the matter shall first be submitted to the American Arbitration Association or other qualified entity for mediation, then arbitration in the jurisdiction of Michigan in an attempt in good faith to settle such dispute. The terms and procedure for mediation shall be arranged by the Lender. If good-faith mediation of a dispute proves impossible or if an agreed-upon mediation outcome cannot be obtained by the parties, the dispute may be submitted to arbitration in accordance with the rules of the American Arbitration Association. Either party may commence arbitration of the dispute by sending a written request for arbitration to the other party to the dispute. The request shall state the nature of the dispute to be resolved by arbitration, and, if all parties to the dispute agree to arbitration, arbitration shall be commenced as soon as practical after such parties receive a copy of the written request. All parties shall initially share the cost of arbitration (including but not limited to administration fees, arbitrator fee, and the cost for use of facilities during the hearings), but the prevailing party or parties may be awarded attorney fees, costs and other expenses of arbitration. All arbitration decisions shall be final, binding and conclusive on all the parties to arbitration, and legal judgment may be entered based upon such decision in accordance with applicable law in any court having jurisdiction to do so.

9.9           Jury Waiver. THE LENDER (BY ITS ACCEPTANCE OF THIS NOTE) AND THE UNDERSIGNED AGREE THAT NEITHER OF THEM, INCLUDING ANY ASSIGNEE OR SUCCESSOR SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM. NEITHER THE LENDER NOR THE UNDERSIGNED SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE LENDER AND THE UNDERSIGNED, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR THE UNDERSIGNED HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

9.10                      Notices. Notices given hereunder shall be given as provided in the Commercial Loan Agreement of even date herewith given by the undersigned to the Lender.

9.11                    Miscellaneous. The terms of this Note may only be changed in writing, executed by Borrower, and a duly authorized officer of the Lender. Borrower, if more than one, shall be jointly and severally liable, and the term “Borrower” shall mean any one and all of them. This Note binds Borrower’s heirs, personal representatives, successors and assigns.

(Intentionally Left Blank – Signature Page Follows)

  Borrower Initials: _/s/ LM_

  Loan Number: _18-02373-01_________

BORROWER: _____/s/ Leticia Mason______________ By: __Leticia Mason________________ Its: __Managing Partner______________

State of ___Virginia_______                 )
                                                               )ss.
County of ___Stafford________

On this _27th_ day of _December_____ in the year _2018_, before me, the undersigned notary public, personally appeared __Leticia Mason________, known to me to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged that he/she/they executed the named for the purposes therein contained, and are duly authorized to act in that capacity. In witness whereof, I hereunto set my hand and official seal.

__/s/ Mark Alan Steele_______                                                                                                  (seal)
Notary Public

My Commission Expires: __April 30, 2020_____

  Borrower Initials: _/s/ LM_